Filed Pursuant to Rule 424(b)(3)

File No. 333-278040

PROSPECTUS

BIODEXA PHARMACEUTICALS PLC

171,700,000 Ordinary Shares Representing 1,717 American Depositary Shares

This prospectus relates to the resale, by the selling shareholders identified in this prospectus, of an aggregate of 171,700,000 ordinary shares, nominal value £0.000001 per share, or Ordinary Shares, of Biodexa Pharmaceuticals PLC, or the Company, represented by 1,717 American Depositary Shares, or Depositary Shares, issuable upon the exercise of pre-funded warrants issued in a private placement transaction in December 2023.

The selling shareholders are identified in the table commencing on page 12. Each Depositary Share represents 100,000 Ordinary Shares. No Depositary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Depositary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares represented by Depositary Shares covered by this prospectus will go to the selling shareholders. However, we may receive the proceeds from any exercise of warrants in certain circumstances. See “Use of Proceeds.”

The selling shareholders may sell all or a portion of the Ordinary Shares represented by Depositary Shares from time to time in market transactions through any market on which our Depositary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares. See “Plan of Distribution.”

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of our Depositary Shares on the NASDAQ Capital Market on March 27, 2026 was $0.6541.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is March 30, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of the Depositary Shares means that information contained in this prospectus is correct after the date of this prospectus. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context specifically indicates otherwise, references in this prospectus supplement to “Biodexa Pharmaceuticals PLC,” “Biodexa,” “the Company,” “we,” “our,” “ours,” “us,” “the Group,” or similar terms refer to Biodexa Pharmaceuticals PLC and its consolidated subsidiaries.

We have not taken any action to permit a public offering of the Depositary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Depositary Shares and the distribution of this prospectus outside of the United States.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our financial statements are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board and adopted by the European Union. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

We prepare our consolidated financial statements in British pounds sterling. Except as otherwise stated, all monetary amounts in this prospectus are presented in British pounds sterling.

In this prospectus, unless otherwise specified or the context otherwise requires:

•     “$” and “U.S. dollar” each refer to the United States dollar (or units thereof); and

•     “£,” “pence” and “p” each refer to the British pound sterling (or units thereof).

On March 27, 2023, following shareholder approval at a general meeting, we effected a one-for-20 reverse stock split of our Ordinary Shares, and our consolidated Ordinary Shares began trading on AIM, a market operated by the London Stock Exchange plc, or AIM, on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split. At the same general meeting, our shareholders approved the cancellation of admission of our Ordinary Shares on AIM and this cancellation became effective on April 26, 2023.

Concurrently with the reverse stock split, and in order to continue meeting The NASDAQ Stock Market LLC’s, or NASDAQ, minimum 500,000 publicly held shares requirement pursuant to Rule 5550(a)(4), on March 27, 2023 we effected a ratio change in the number of Ordinary Shares represented by the Depositary Shares from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share.

On June 14, 2023, we held our annual general meeting of shareholders, or June AGM, and our shareholders passed resolutions, among other procedural items, to approve the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares, or Shareholder Approval. On June 14, 2023, we also held a separate general meeting of shareholders, or June GM, and our shareholders passed resolutions to (x)(i) re-designate our deferred shares into A deferred shares, or the Re-Designation, and (ii) subdivide our Ordinary Shares of £0.02 nominal value each into one ordinary share of £0.001 nominal value and 19 B deferred Shares of £0.001 nominal value each, each the Subdivision, and (y) adopt new articles of association, or the Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the Re-Designation and the Subdivision, together with certain other changes to reflect that the Ordinary Shares were no longer admitted to trading on AIM. As is standard for deferred shares, each B deferred share has very limited rights and is effectively valueless. The B deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

On July 5, 2023, and in an effort to bring our Depositary Share price into compliance with NASDAQ’s minimum bid price per share requirement, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from five Ordinary Shares per Depositary Share to 400 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

On October 4, 2024, and in an effort to bring our Depositary Share price into compliance with NASDAQ’s minimum bid price per share requirement, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 400 Ordinary Shares per Depositary Share to 10,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

On November 22, 2024, we held a general meeting of shareholders, or November GM, and our shareholders passed resolutions to (i) subdivide our Ordinary Shares of £0.001 nominal value each into one ordinary share of £0.00005 nominal value and 19 C deferred shares of £0.00005 nominal value each, each the November Subdivision, and (y) adopt new Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the November Subdivision. As is standard for deferred shares, each C deferred share has very limited rights and is effectively valueless. The C deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

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On June 11, 2025, we held a general meeting of shareholders, or June 2025 GM, and our shareholders passed resolutions to (i) subdivide our Ordinary Shares of £0.00005 nominal value each into one ordinary share of £0.000001 nominal value and 49 D deferred shares of £0.000001 nominal value each, each the June 2025 Subdivision, and (y) adopt new Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the June Subdivision. As is standard for deferred shares, each D deferred share has very limited rights and is effectively valueless. The D deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

On July 31, 2025, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 10,000 Ordinary Shares per Depositary Share to 100,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

The change in the number of Ordinary Shares resulting from the reverse stock split and change in the number of Depositary Shares (and the underlying Ordinary Shares) resulting from the change in ratio, including any changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, has been applied retroactively to all share and per share amounts presented in this prospectus, to the extent applicable. As a result of retroactively applying changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, the amount of Ordinary Shares issued in prior transactions may not equal the amount of Depositary Shares such Depositary Shares are currently exercisable for.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available. This section should be read in conjunction with our financial statements and related notes incorporated by reference into this prospectus. The statements contained in this prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to, those described in “Risk Factors.” These forward-looking statements reflect our beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the section titled “Risk Factors” and elsewhere in this prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus also contains estimates, projections and other information concerning our industry, our business, and our target markets for certain diseases, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

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PROSPECTUS SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus. You should also carefully consider the matters discussed in the section in this prospectus entitled “Risk Factors.”

Overview

We are a clinical stage biopharmaceutical company developing a pipeline of innovative products for the treatment of diseases with unmet medical needs, including gastrointestinal stromal tumors, or GIST, familial adenomatous polyposis, or FAP, non-muscle invasive bladder cancer, or NMIBC, and type 1 diabetes, or T1D.

In April 2024 we licensed eRapa, a proprietary formulation of rapamycin, from Rapamycin Holdings, Inc. d/b/a Emtora Biosciences, Inc., or Emtora. Rapamycin is an mTOR inhibitor. As a central regulator of cell metabolism, growth, proliferation and survival, the mTOR pathway is activated during various cellular processes including tumor formation and angiogenesis. Through the use of nanotechnology and pH sensitive polymers, eRapa is designed to address the poor bioavailability, variable pharmacokinetics and toxicity generally associated with the currently available forms of rapamycin. A Phase 2 study of eRapa in NMIBC, now being conducted as an investigator-initiated trial by the University of Texas, San Antonio, is ongoing. On February 10, 2025, we announced that the United States Food and Drug Administration had granted fast track designation for eRapa. Fast track designation is intended to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need. In May 2025, we announced the receipt of an additional grant of $3.0 million from the Cancer Prevention and Research Institute of Texas, or CPRIT, to support the registrational Phase 3 program of eRapa in FAP, which, along with the prior grants received from CPRIT and the Company match, we expect will fund substantially all costs of the Phase 3 study.

The Phase 3 study of eRapa in FAP is a double-blind placebo-controlled trial in 168 patients, randomized 2:1 drug / placebo, conducted in approximately 30 clinical sites across the United States and Europe. On June 25, 2025, we announced the activation of the first clinical study site for our Phase 3 clinical study in patients with FAP, which is actively screening patients. On July 14, 2025, we announced the filing of a Clinical Trial Application, or CTA, with the European Medicines Agency, or EMA, for the Phase 3 study, which is required to begin a clinical trial in Europe, and on August 18, 2025, we announced the enrollment of the first two patients in the Phase 3 study by the Pan American Center for Oncology in San Juan, Puerto Rico. On November 3, 2025, we announced the approval of the CTA by the EMA for the Phase 3 study in Europe, and on December 1, 2025 we announced the enrollment of the first European patients into the study.

On February 4, 2026 we licensed MTX240, formerly known as OPB-171775, from Otsuka Pharmaceutical Co., Ltd, or Otsuka. MTX240 is a new chemical entity molecular glue which we intend to develop for GIST. Otsuka developed a comprehensive preclinical data package and gained approval for a Phase 1 study from the Pharmaceuticals and Medical Devices Agency in Japan. GIST is driven by activating mutations in the KIT receptor tyrosine kinase. While tyrosine kinase inhibitors (TKIs) such as imatinib, sunitinib, and regorafenib are reported to have significantly improved outcomes for GIST patients, resistance typically develops through secondary KIT mutations or activation of alternative signaling pathways. This represents a substantial clinical challenge with limited therapeutic options for patients once they have cycled through the available TKIs.

MTX240 acts as a molecular glue, bringing two intracellular proteins, PDE3a and SLFN12, specifically co-expressed by GIST cancer cells, into close proximity to form a stable complex. This interaction stabilizes SLFN12, enabling it to drive RNase-mediated apoptosis in GIST cells through a mechanism independent of KIT signaling. By triggering cell death through this alternative pathway, MTX240 is designed to overcome the resistance mechanisms that render TKI-resistant GISTs refractory to conventional kinase inhibitors. This novel mechanism may provide clinical benefit for a significant proportion of GIST patients, not only those who have developed resistance to TKIs.

Our first priority with respect to MTX240 is to engage a contract manufacturer to manufacture clinical trial material, file an IND application and commence a Phase 1b / 2a dose escalation study to determine a maximum tolerated dose and preferred regimen followed by an extension component to assess potential efficacy signals in TKI-resistant patients.

Tolimidone is a selective activator of the enzyme lyn kinase which increases phosphorylation of insulin substrate -1, thereby amplifying the signaling cascade initiated by the binding of insulin to its receptor. Lyn kinase modulates key intracellular functions such as proliferation, differentiation, apoptosis, migration and metabolism. In fat cells, lyn kinase increases utilization of insulin, thus decreasing blood sugar without having an effect on insulin production. In pancreatic islets, activation of lyn kinase promotes beta cell survival and proliferation, whereas its inhibition leads to cell death, prevents proliferation and precipitates diabetes. We are developing tolimidone for T1D initially in a Phase 2a dose confirming study. On June 4, 2025, we announced the recruitment of the first patient in the study. The study will measure C-peptide levels (a marker for insulin) and HbA1c (a marker for blood glucose) after three months compared with baseline and the number of hyperglycemic events initially in 12 patients across three dose groups.

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Due to resource constraints, MTX110, a liquid formulation of the histone deacetylase, panobinostat, being studied in aggressive rare/orphan brain cancer indications, has been de-prioritized and is no longer a key program for the Company. In addition, we have closed our laboratory in Cardiff, Wales and are no longer investing in our drug delivery technologies, which included Q-Sphera, MidaSolve and MidaCore.

Recent Developments

MTX240 License. On February 3, 2026, we announced that we had entered into a license and collaboration agreement, or the Otsuka License Agreement, with Otsuka, pursuant to which Otsuka granted us an exclusive, worldwide (excluding Japan) license, or the MTX240 Licensed Territory, to develop manufacture and commercialize OPB-171755, to be designated MTX240, a Phase 1-ready molecular glue therapeutic candidate, for all human therapeutic uses. We intend to initially develop MTX240 for the treatment of gastrointestinal stromal tumors.

Pursuant to the Otsuka License Agreement, we will be responsible for all development, manufacturing and commercialization activities for MTX240 in the MTX240 Licensed Territory, and Otsuka will retain all rights to MTX240 in Japan. As consideration for the license, we made an upfront payment to Otsuka, and Otsuka is eligible to receive one-time development and regulatory milestones, as well as tiered royalties in the mid-single digits on the net sales of licensed products. We are also obligated to pay Otsuka a percentage of any sublicense income we receive, subject to certain exceptions.

Our Pipeline

We are actively pursuing the development of eRapa in FAP, MTX240 in GIST and tolimidone in T1D. Due to resource constraints, MTX110 has been de-prioritized and is no longer a key program for the Company. Our development pipeline is as follows:

Corporate Information

We are a public limited company incorporated under the laws of England and Wales under registered number 09216368. Our principal executive offices are located at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The telephone number at our principal executive office is +44 29 2048 0180. Our service agent in the United States is located at Puglisi and Associates, 850 Library Avenue Newark, Delaware 19711. Our Depositary Shares, each representing 100,000 Ordinary Shares, are listed on the NASDAQ under the symbol “BDRX.”

Our corporate website is located at http://biodexapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 20-F for the year ended December 31, 2025, as filed with the SEC on March 27, 2026, and our Reports on Form 6-K, as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”

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The Offering

Depositary Shares offered by the Selling Shareholders	Up to an aggregate of 171,700,000 Ordinary Shares of the Company represented by 1,717 Depositary Shares, issuable upon the exercise of pre-funded warrants, or the December 2023 Private Placement Pre-Funded Warrants, issued in a December 2023 private placement, or the December 2023 Private Placement. The selling shareholders are identified in the table commencing on page 12.

Ordinary Shares outstanding at March 12, 2026	324,156,808,922 Ordinary Shares (including those represented by Depositary Shares)

Depositary Shares

Each Depositary Share represents 100,000 Ordinary Shares.

The depositary (through its custodian) will hold the Ordinary Shares underlying your Depositary Shares. You will have rights as provided in the deposit agreement among us, JPMorgan Chase Bank, N.A., as depositary, and all owners and holders from time to time of Depositary Shares issued thereunder. You may, among other things, cancel your Depositary Shares and withdraw the underlying Ordinary Shares against a fee paid to the depositary (which may be reimbursable by the Company). In certain limited instances described in the deposit agreement, we may amend or terminate the deposit agreement without your consent. If you continue to hold your Depositary Shares, you agree to be bound by the terms of the deposit agreement then in effect.

To better understand the terms of the Depositary Shares and the deposit agreement, including applicable fees and charges, you should carefully read “Description of American Depositary Shares” in this prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus..

Depositary	JPMorgan Chase Bank, N.A.

Use of proceeds	We will not receive any proceeds from the sale of the Ordinary Shares represented by Depositary Shares by the selling shareholders issuable upon exercise of the December 2023 Private Placement Pre-Funded Warrants. All net proceeds from the sale of such Ordinary Shares represented by Depositary Shares will go to the selling shareholders. However, we may receive the proceeds from the exercise of the December 2023 Private Placement Pre-Funded Warrants in the event the holders do not exercise the warrants on a cashless basis. See the section of this prospectus titled “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 8 of this prospectus, as well as those risk factors that are incorporated by reference in this prospectus, for a discussion of factors to consider before deciding to invest in our securities.

Trading symbol on NASDAQ for Depositary Shares	“BDRX”

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RISK FACTORS

Our business has significant risks. You should consider carefully the risks set forth below and other information in this prospectus, including the information contained under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and incorporated herein by reference, before you decide to purchase our securities. These risks and uncertainties are not the only risks and uncertainties we may face. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial could also negatively affect our business, financial condition, results of operations, prospects, profits and share prices. If any of the risks described below actually occur, our business, financial condition, results of operations, prospects, profits and share prices could be materially adversely affected. See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” herein.

The sale of a substantial amount of our Ordinary Shares (represented by Depositary Shares), including resale of the Ordinary Shares (represented by Depositary Shares) issuable upon the exercise of the warrants held by the selling shareholders in the public market could adversely affect the prevailing market price of our Ordinary Shares and/or Depositary Shares.

We are registering for resale 171,700,000 Ordinary Shares represented by 1,717 Depositary Shares issuable upon the exercise of warrants held by the selling shareholders. Sales of substantial amounts of our Ordinary Shares and/or Depositary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares and/or Depositary Shares. We cannot predict if and when selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional Ordinary Shares (including Ordinary Shares represented by Depositary Shares). Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares represented by Depositary Shares issuable upon the exercise of the December 2023 Private Placement Pre-Funded Warrants by the selling shareholders. All net proceeds from the sale of the Ordinary Shares underlying the December 2023 Private Placement Pre-Funded Warrants covered by this prospectus will go to the selling shareholders. However, upon any exercise of the December 2023 Private Placement Pre-Funded Warrants for cash, the applicable selling stockholder would pay us the exercise price of $0.025 per share.

We expect that the selling shareholders will sell their Ordinary Shares represented by Depositary Shares as described under “Plan of Distribution.”

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DIVIDEND POLICY

Since inception, we have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends on our Ordinary Shares or the Depositary Shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in the Ordinary Shares and Depositary Shares will benefit in the foreseeable future only if the Ordinary Shares and Depositary Shares appreciate in value.

Any determination to pay dividends in the future would be at the discretion of our Board of Directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, and any future debt agreements and is subject to compliance with applicable laws, including the United Kingdom Companies Act of 2006, or the Companies Act, which requires English companies to have profits available for distribution equal to or greater than the amount of the proposed dividend.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025. The information in this table should be read in conjunction with our “Management Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

(£ in thousands)	As of December 31, 2025

Cash and cash equivalents	8,534
Long-term debt	--
Total equity	11,539
Total capitalization	11,539

The table above does not include, as of December 31, 2025:

•	313,070,788 Ordinary Shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £0.005 per share; and

•	warrants, including pre-funded warrants, exercisable for 7,754,217 Depositary Shares (representing 775,421,700,000 Ordinary Shares), at a weighted average exercise price of $4.36 per Depositary Share.

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SELLING SHAREHOLDERS

This prospectus covers the possible resale from time to time by the selling shareholders identified in the table below of Ordinary Shares represented by Depositary Shares issuable upon the exercise of the December 2023 Private Placement Pre-Funded Warrants (referred to in this section collectively and individually as the “warrants”). The selling shareholders may sell some, all or none of their Ordinary Shares represented by Depositary Shares. We do not know how long the selling shareholders will hold the warrants, whether any will exercise the warrants, and upon such exercise, how long such selling shareholders will hold the Ordinary Shares represented by Depositary Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares represented by Depositary Shares by each of the selling shareholders. The second column lists the number of Ordinary Shares represented by Depositary Shares beneficially owned by each selling shareholder, based on its ownership of Depositary Shares and warrants to purchase Depositary Shares, as of March 12, 2026, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on conversions or exercises. The third column lists the maximum number of Ordinary Shares represented by Depositary Shares being offered in this prospectus by the selling shareholders. The fourth column lists the amount of Ordinary Shares represented by Depositary Shares owned after the offering, assuming the sale of all of the Ordinary Shares represented by Depositary Shares offered by the selling shareholders pursuant to this prospectus, and without regard to any limitations on conversions or exercises.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of Ordinary Shares issued to the selling shareholders in the December 2023 Private Placement and the number of Ordinary Shares issued to the selling shareholders upon the exercise of the warrants issued in the December 2023 Private Placement and (ii) the maximum number of Ordinary Shares upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares issuable upon exercise of such warrants which have not been exercised. The beneficial ownership limitation may be increased or decreased, provided that in no event shall it exceed 9.99%, upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following the receipt of such notice by us. The number of shares in the table below does not reflect this limitation. See “Plan of Distribution.” The selling shareholders may sell all, some or none of their Ordinary Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus *	Number of Ordinary Shares Owned After Offering (1)
Bigger Capital Fund, LP (2)*	468,000,000	81,100,000	386,900,000
District 2 Capital Fund LP (3)*	484,500,000	90,600,000	393,900,000

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* Subject to beneficial ownership blocker of 9.99%.

(1)	Assumes that all Ordinary Shares being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional Ordinary Shares after the date of this prospectus and prior to completion of this offering.

(2)	The selling shareholder holds (i) warrants issued by us in prior transactions which entitle the selling shareholder to purchase an aggregate of 386,900,000 Ordinary Shares (in the form of Depositary Shares), and (ii) December 2023 Private Placement Pre-Funded Warrants, which entitle the selling shareholder to purchase an aggregate of 81,100,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 9.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 9.99% beneficial ownership limitation, if applicable. The principal business address of Bigger Capital Fund, LP is 11700 West Charleston Blvd, #170-659, Las Vegas, NV 89135.

(3)	The selling shareholder holds (i) warrants issued by us in prior transactions which entitle the selling shareholder to purchase an aggregate of 393,900,000 Ordinary Shares (in the form of Depositary Shares), and (ii) December 2023 Private Placement Pre-Funded Warrants, which entitle the selling shareholder to purchase an aggregate of 90,600,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 9.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 9.99% beneficial ownership limitation, if applicable. The principal business address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

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DESCRIPTION OF OFFERED SECURITIES AND OUR SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in the United Kingdom and the United States. This description of our share capital and summary of our Articles of Association is not complete, and is qualified by reference to our Articles of Association. You should read our Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

We are a public limited company organized under the laws of England and Wales under registered number 09216368. Our registered office is 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The principal legislation under which we operate and our shares are issued is the Companies Act.

Our issued share capital as of March 12, 2026 was 324,156,808,922 Ordinary Shares, with each Ordinary Share having a nominal value of £0.000001 per share. Each issued Ordinary Share is fully paid. We currently have 1,000,001 A deferred shares, 4,063,321,418 B deferred shares, 126,547,389,518 C deferred shares, and 2,482,747,137,178 D deferred shares.

There is no limit to the number of Ordinary Shares that we are authorized to issue, as the concept of authorized capital is no longer applicable under the provisions of the Companies Act. There are no conversion rights, redemption provisions or sinking fund provisions relating to any Ordinary Shares.

We are not permitted under English law to hold our own Ordinary Shares unless they are repurchased by us and held in treasury. We do not currently hold any of our own Ordinary Shares.

History of Share Capital

Since January 1, 2023, our issued share capital has changed as provided below.

On February 15, 2023, we completed the closing of a private placement, or the February Private Placement, pursuant to which we sold to certain institutional investors (1) 3,250,000 Ordinary Shares represented by 32 Depositary Shares at $46,400.00 per Depositary Share, (2) 12,931,020 Ordinary Shares represented by 129 Depositary Shares, issuable upon the exercise of Series A warrants, or Series A Warrants, issued in the February Private Placement at an exercise price of $53,600.00 per warrant, (3) 19,396,400 Ordinary Shares represented by 193 Depositary Shares, issuable upon the exercise of Series B warrants, or Series B Warrants, issued in the February Private Placement at an exercise price of $55,360.00 per warrant, and (4) 62,184,525 Ordinary Shares represented by 621 Depositary Shares, issuable upon the exercise of pre-funded warrants issued in the February Private Placement at an exercise price of $8.00 per warrant, for aggregate gross proceeds of approximately $6.0 million. We also issued unregistered warrants to the placement agent in the offering, or the February Placement Agent Warrants, to purchase a total of 500,000 Ordinary Shares represented by five Depositary Shares to the placement agent at an exercise price of $58,000.00 per warrant, and Series A Warrants to purchase 625,000 Ordinary Shares represented by Depositary Shares at an exercise price of $53,600.00 per warrant to an investor pursuant to a waiver.

On March 27, 2023, following shareholder approval at a general meeting, we effected a one-for-20 reverse stock split of our Ordinary Shares, and our Ordinary Shares began trading on AIM on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split.

Concurrently with the reverse stock split, and in an effort to bring the Depositary Shares price into compliance with NASDAQ’s minimum requirement for 500,000 listed Depositary Shares, on March 27, 2023, we effected a ratio change in the number of our Ordinary Shares represented by the Depositary Shares from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

Since the date of issuance, we have issued 95,137,075 Ordinary Shares upon the exercise of pre-funded warrants, Series A Warrants and Series B Warrants issued in the February Private Placement.

On May 26, 2023, we completed the closing of a registered direct offering with institutional investors of (1) 166,017,700 Ordinary Shares represented by 1,660 Depositary Shares, issuable upon the exercise of the Series C warrants, or Series C Warrants, at an exercise price of $4,000.00 per warrant, (2) 110,675,600 Ordinary Shares represented by 1,098 Depositary Shares issuable upon the exercise of the Series D warrants, or Series D Warrants, at an exercise price of $4,000.00 per warrant and, (3) 4,426,800 Ordinary Shares represented by 44 Depositary Shares issuable upon the exercise of warrants issued to the placement agent in the offering at an exercise price of $3,750.00 per warrant, or May 2023 Placement Agent Warrants.

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On June 14, 2023, we held our June AGM, and our shareholders passed resolutions, among other procedural items, to approve the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares. On June 14, 2023, we also held the separate June GM, and our shareholders passed resolutions to, among other things, (i) re-designate our deferred shares into A Deferred Shares, and (ii) subdivide our Ordinary Shares of £0.02 nominal value each into one Ordinary Share of £0.001 nominal value and 19 B Deferred Shares of £0.001 nominal value each.

On June 20, 2023, we issued the Series C Warrants, Series D Warrants and May 2023 Placement Agent Warrants after receiving required shareholder approval of the allotment of, and disapplication of pre-emption rights with respect to the Ordinary Shares to be issued under the warrants at the June GM.

Since the date of issuance, we have issued 166,017,700 Ordinary Shares upon the exercise of Series C Warrants issued in the May 2023 registered direct offering.

On July 5, 2023, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of Ordinary Shares to Depositary Shares was changed such that one Depositary Share represented 400 Ordinary Shares. Our Ordinary Shares were not affected by this change and no fractional Depositary Shares were issued.

On November 22, 2023, we entered into a series of agreements with (1) Adhera Therapeutics, Inc. and certain of its secured noteholders, or the Secured Noteholders, and (1) Melior. On December 21, 2023, in connection with the closing under the agreements, we issued (A) an aggregate of (i) 899 Depositary Shares to certain of the Secured Noteholders and (ii) 9,098 pre-funded warrants to purchase Depositary Shares to certain of the Secured Noteholders, or the December 2023 Private Placement Pre-Funded Warrants, and (B) 1,417 Depositary Shares to Melior. Between December 21, 2023 and April 1, 2025, we have issued 738,002,400 Ordinary Shares upon the exercise of December 2024 Private Placement Pre-Funded Warrants issued to the Secured Noteholders.

On December 21, 2023, we completed the closing of an underwritten public offering, pursuant to which we issued and sold (i) 4,355 Class A units, or Class A Units, at a public offering price of $500.00 per Class A Unit, with each Class A Unit consisting of (a) one Depositary Share, (b) one Series E Warrant, and (c) one Series F Warrant, and (ii) 7,644 Class B units, or Class B Units, at a public offering price of $269.999 per Class B Unit, with each Class B Unit consisting of (a) one pre-funded warrant, exercisable for one Depositary Share, (b) one Series E Warrant, and (c) one Series F Warrant. The aggregate gross proceeds to the Company were approximately $6.0 million. Additionally, we issued warrants to purchase 480 of our Depositary Shares in connection with the offering to the underwriter, or the December 2023 Underwriter Warrants.

On February 26, 2024, in connection with our Company’s obligations under a license agreement with Melior, we issued 1,417 Depositary Shares to Bukwang.

On April 29, 2024, in connection with the closing of the Emtora License Agreement, we issued 1,512 Depositary Shares to Emtora.

On May 24, 2024, in connection with the transactions contemplated by certain warrant inducement letters, or Warrant Agreements, we issued an aggregate of 12,417 Depositary Shares to certain holders of our Series E Warrants and Series F Warrants, upon the exercise of 6,290 Series E Warrants and 6,127 Series F Warrants, at an exercise price of $375.00 per share. In addition, we issued to such holders an aggregate of 9,434 Series G warrants, or the Series G Warrants, and 14,780 Series H Warrants. The aggregate gross proceeds to the Company were approximately $6.05 million, before deducting agent fees and expenses. Additionally, we issued warrants to purchase 644 of our Depositary Shares in connection with the offering to the warrant agent and certain of their designees, or Warrant Agent Warrants.

Since the date of issuance, we have issued 2,952,928,400 Ordinary Shares upon the exercise of the pre-funded warrants, Series E Warrants and Series F Warrants issued in the December 2023 underwritten public offering and private placement, including warrants exercised pursuant to the terms of the Warrant Agreements (other than shares held in abeyance).

On July 22, 2024, we sold in a registered direct offering an aggregate of (i) 20,203 Depositary Shares and (ii) 1,114 pre-funded warrants, or July 2024 Pre-Funded Warrants, at a price per Depositary Share of $235.00, and a price per July 2024 Pre-Funded Warrant of $234.975, and in a concurrent private placement, we issued and sold (x) Series J Warrants, exercisable for 21,315 Depositary Shares, and (y) Series K Warrants, to purchase an aggregate of 21,315 Depositary Shares. The warrants are immediately exercisable at an exercise price of $250.00 per Depositary Share, subject to adjustments for certain dilutive equity issuances. The aggregate gross proceeds to the Company were approximately $5.0 million. Additionally, we issued warrants to purchase 851 of our Depositary Shares in connection with the offering to the placement agent and certain of its designees, or the July 2024 Placement Agent Warrants.

On October 4, 2024, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of Ordinary Shares to Depositary Shares was changed such that one Depositary Share represented 10,000 Ordinary Shares. Our Ordinary Shares were not affected by this change and no fractional Depositary Shares were issued.

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On November 22, 2024, we held the November GM and our shareholders passed resolutions to, among other things, subdivide our Ordinary Shares of £0.001 nominal value each into one Ordinary Share of £0.00005 nominal value and 19 C Deferred Shares of £0.00005 nominal value each.

On January 17, 2025, we entered into the ELOC with the Investor, pursuant to which we, subject to the restrictions and satisfaction of the conditions in the ELOC, have the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $35.0 million of newly issued Depositary Shares over a 36-month period, unless the ELOC is terminated in accordance with its terms. As of December 1, 2025, we have sold 57,648,000,000 Ordinary Shares under the ELOC, for gross proceeds of approximately $8.9 million, and issued 1,840,460,000 Ordinary Shares to the Investor in satisfaction of a commitment fee.

On May 15, 2025, we entered into the 2025 Warrant Agreements with certain Holders of our outstanding Series E Warrants, Series H Warrants, Series J Warrants, and Series K Warrants issued in prior transactions, pursuant to which the Holders agreed to exercise certain of such warrants in exchange for a reduction in exercise price of each warrant to $3.10 per share. An aggregate of 20,041 warrants were exercised for aggregate gross proceeds of approximately $62,000, before estimate offering expenses.

Since their respective dates of issuance, we have issued 1,529,030,000 Ordinary Shares upon exercises of the Series H Warrants, Series J Warrants and Series K Warrants, including warrants exercised pursuant to the terms of the Warrant Agreements (other than shares held in abeyance).

On June 11, 2025, we held the June 2025 GM and our shareholders passed resolutions to, among other things, subdivide our Ordinary Shares of £0.00005 nominal value each into one Ordinary Share of £0.000001 nominal value and 49 D Deferred Shares of £0.000001 nominal value each.

On July 31, 2025, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 10,000 Ordinary Shares per Depositary Share to 100,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

On December 19, 2025, we completed the closing of the December 2025 Offering, pursuant to which we issued and sold (i) an aggregate of (x) 157,000 ADS Units, each ADS Unit consisting of (A) one Depositary Share and (B) two Series L Warrants, at a public offering price of $3.28 per ADS Unit, and (y) 2,891,781 Pre-Funded Units, each Pre-Funded Unit consisting of (A) one December 2025 Pre-Funded Warrant and (b) two Series L Warrants (i) 4,355 Class A units, or Class A Units, at a public offering price of $3.2799 per Pre-Funded Unit. The aggregate gross proceeds to us were approximately $10.0 million. Additionally, we sold warrants to purchase 152,439 of our Depositary Shares in connection with the offering to the placement agent in the offering, or the December 2025 Placement Agent Warrants.

Since the date of issuance, we have issued 98,339,000,000 Ordinary Shares upon exercise of the December 2025 Pre-Funded Warrants.

Options

We have established the Biodexa Pharmaceuticals PLC Enterprise Management Incentive and Unapproved Option Scheme to allow us to grant options to purchase Ordinary Shares (in the form of Depositary Shares) to employees and directors of the Company or any of its subsidiaries for the purpose of attracting, rewarding and retaining such persons. The plan was originally adopted in December 2014 and amended on April 11, 2024 to govern the grant of tax-advantaged enterprise management incentive stock options and unapproved stock options by the Company. As of December 31, 2025, there were options to purchase 313,070,788 Ordinary Shares. The options lapse after ten years from the date of the grant. As of December 31, 2025, the weighted average remaining life of the options was 8.1 years.

Warrants

Series D Warrants and May 2023 Placement Agent Warrants

The following is a brief summary of the Series D Warrants, and placement agent warrants, or the May 2023 Placement Agent Warrants, issued in connection with our May 2023 registered direct offering, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated May 24, 2023. Unless otherwise stated, references to warrants in this subsection include the Series D Warrants and the May 2023 Placement Agent Warrants.

Exercisability. The warrants became exercisable on June 14, 2023. The Series D Warrants and May 2023 Placement Agent Warrants expire five years and three years, respectively from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the `cashless exercise’ arrangements described below).

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Cashless Exercise. The Series D Warrants and May 2023 Placement Agent Warrants may be exercised on a cashless basis, if and only if, we have not filed a registration statement registering the Depositary Shares underlying such warrants within six months of the initial exercise date.

Exercise Price. The exercise price of each Series D Warrant is $4,000.00 per Depositary Share and the exercise price of each May 2023 Placement Agent Warrant is $3,750.00 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the May 2023 Placement Agent Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series C Warrants, Series D Warrants and the May 2023 Placement Agent Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the May 2023 Placement Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series E Warrants, December 2023 Private Placement Pre-Funded Warrants and December 2023 Underwriter Warrants

The following is a brief summary of the Series E Warrants, December 2023 Private Placement Pre-Funded Warrants, the December 2023 Underwriter Warrants, issued in connection with the with December 2023 private placements and December 2023 public offering, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated December 21, 2023. Unless otherwise stated, references to warrants in this subsection include the Series E Warrants, the December 2023 Private Placement Pre-Funded Warrants, and the December 2023 Underwriter Warrants.

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Exercisability. The warrants became exercisable on December 21, 2023. The Series E Warrants and December 2023 Underwriter Warrants expire five years and three years, respectively from the initial exercise date. The December 2023 Private Placement Pre-Funded Warrants are exercisable at any time and do not expire. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, at the time a holder exercises its Series E Warrants, a registration statement registering the issuance of the securities underlying the Series E Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the Series E Warrants.

At the time a holder exercises its December 2023 Private Placement Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the December 2023 Private Placement Pre-Funded Warrants.

Exercise Price. The exercise price of each Series E Warrant, December 2023 Underwriter Warrant and December 2023 Private Placement Pre-Funded Warrant is $550.00, $625.00 and $0.025 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the December 2023 Underwriter Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series E Warrants and the December 2023 Underwriter Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

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Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Underwriter Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series G Warrants and Warrant Agent Warrants

The following is a brief summary of the Series G Warrants and Warrant Agent Warrants, issued in connection with the closing of a warrant inducement transaction in May 2024, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated May 22, 2024. Unless otherwise stated, references to warrants in this subsection include the Series G Warrants and Warrant Agent Warrants. The Series H Warrants issued in the transaction have expired.

Exercisability. The warrants became exercisable on May 24, 2024. The Series G Warrants and Warrant Agent Warrants expire five years and three years, respectively, from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the securities underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the warrants.

Exercise Price. The exercise price of each Series G Warrant and Warrant Agent Warrants is $625.00 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% or 4.99%, at the holders determination, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

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Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Warrant Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series J Warrants and July 2024 Placement Agent Warrants

The following is a brief summary of the Series J Warrants and July 2024 Placement Agent Warrants issued in connection with a July 2024 private placement, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated July 19, 2024. Unless otherwise stated, references to “warrants” in this subsection include the Series J Warrants and July 2024 Placement Agent Warrants.

Exercisability. The warrants became exercisable on July 22, 2024. The Series J Warrants and July 2024 Placement Agent Warrants expire five years and three years, respectively from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, following the date that is six months from the initial issuance date of the warrant, a registration statement registering the issuance of the securities underlying the warrants under the Securities Act is not then effective, or the prospectus contained therein is not available for the resale of the securities issuable upon exercise of the applicable warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the warrants.

Exercise Price. The exercise price of each Series J Warrant and July 2024 Placement Agent Warrant is $250.00 per Depositary Share and $312.50 per Depositary Share, respectively.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% or 4.99%, at the holders determination, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

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Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the July 2024 Placement Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series L Warrants, December 2025 Pre-Funded Warrants and December 2025 Placement Agent Warrants

The following is a brief summary of the Series L Warrants, December 2025 Pre-Funded Warrants and December 2025 Placement Agent Warrants issued in connection with the December 2025 Offering, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated December 18, 2025. Unless otherwise stated, references to “warrants” in this subsection include the Series L Warrants, December 2025 Pre-Funded Warrants and December 2025 Placement Agent Warrants.

Exercisability. The warrants became exercisable on December 19, 2025. The Series L Warrants and December 2025 Placement Agent Warrants expire five years from the initial exercise date. The December 2025 Pre-Funded Warrants are exercisable at any time and do not expire. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, following the date that is six months from the initial issuance date of the Series L Warrant and Decemer 2025 Placement Agent Warrant, a registration statement registering the issuance of the securities underlying the warrants under the Securities Act is not then effective, or the prospectus contained therein is not available for the resale of the securities issuable upon exercise of the applicable warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the warrants.

At the time a holder exercises its December 2025 Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the December 2025 Pre-Funded Warrants.

Exercise Price. The exercise price of each Series L Warrant and December 2025 Placement Agent Warrant is $3.28 per Depositary Share. The exercise price of each December 2025 Pre-Funded Warrant is $0.0001 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% or 4.99%, at the holders determination, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

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Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series L Warrants and December 2025 Placement Agent Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the December 2025 Placement Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Articles of Association

Shares and Rights Attaching to Them

Objects

There are no restrictions on the objects of our Company.

Share Rights

Subject to the Companies Act and any special rights attaching to shares already in issue, our shares may be issued with or have attached to them any preferred, deferred or other special rights or privileges or be subject to such restrictions as we may resolve by ordinary resolution of the shareholders or decision of our board.

Voting Rights

Without prejudice to any rights or restrictions as to voting rights attached to any shares forming part of our share capital from time to time, the voting rights attaching to shares are as follows:

•	on a show of hands every shareholder who is present in person and each duly authorized representative present in person of a shareholder that is a corporation shall have one vote;

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•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;

•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it; and

•	on a poll every shareholder who is present in person or by proxy shall have one vote for each share of which he is the holder.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded. Subject to the provisions of the Companies Act, as described in “Differences in Corporate Law - Voting Rights” in this exhibit, a poll may be demanded by:

•	the chairman of the meeting;

•	at least five shareholders present in person or by proxy and entitled to vote;

•	any shareholder(s) present in person or by proxy and representing in the aggregate not less than 10% of the total voting rights of all shareholders having the right to vote on the resolution; or

•	any shareholder(s) present in person or by proxy and holding shares conferring a right to vote on the resolution on which there have been paid up sums in the aggregate equal to not less than 10% of the total sums paid up on all shares conferring that right.

Restrictions on Voting

No shareholder shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

The Board of Directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 clear days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on his shares. If a call remains unpaid after it has become due and payable, and the 14 days’ notice provided by the Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Board of Directors.

A shareholder’s right to attend general or class meetings of the Company or to vote in respect of his shares may be suspended by the Board of Directors in accordance with our Articles of Association if he fails to comply with a proper request for the disclosure of interests regarding the shares. See “Other United Kingdom Law Considerations—Disclosure of Interest in Shares” in this exhibit.

Dividends

We may, by ordinary resolution, declare a dividend to be paid to the share owners according to their respective rights and interests in profits, and may fix the time for payment of such dividend. No dividend may be declared in excess of the amount recommended by the Board of Directors. The Board of Directors may from time to time declare and pay to our shareholders such interim dividends as appear to the directors to be justified by our profits available for distribution. There are no fixed dates on which entitlement to dividends arises on our Ordinary Shares.

The shareholders may pass, on the recommendation of the directors, an ordinary resolution to direct that all or any part of a dividend to be paid by distributing specific assets, in particular paid up shares or debentures of any other body corporate. Our articles of association also permit, with the prior authority of an ordinary resolution of shareholders, a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Ordinary Shares instead of cash, or a combination of shares and cash, with respect to future dividends.

By the way of the exercise of a lien, if a shareholder owes us any money relating in any way to shares, the Board of Directors may deduct any of this money from any dividend on any shares held by the shareholder, or from other money payable by us in respect of the shares. Money deducted in this way may be used to pay the amount owed to us.

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Unclaimed dividends and other money payable in respect of a share can be invested or otherwise used by directors for the benefit of the Company until they are claimed. A dividend or other money remaining unclaimed 12 years after it first became due for payment will be forfeited and shall revert to the Company.

A shareholder’s right to receive dividends on his shares may, if they represent more than 0.25% of the issued shares of that class, be suspended by the directors if he fails to comply with a proper request for the disclosure of interests regarding the shares.

Change of Control

There is no specific provision in our Articles of Association that would have the effect of delaying, deferring or preventing a change of control. We are, however, subject to the provisions of the City Code on Takeovers and Mergers, or City Code, which contains detailed provisions regulating the timing and manner of any takeover offer for those of the Company’s shares which confer voting rights.

Variation of Rights

Whenever our share capital is divided into different classes of shares, all or any of the rights attached to any class may be varied or abrogated in such manner (if any) as may be provided by those rights or (in the absence of any such provision) either with the consent in writing of the holders of at least 75% of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Alteration of Share Capital and Repurchases

Subject to the provisions of the Companies Act, and without prejudice to any relevant special rights attached to any class of shares, we may by ordinary resolution, from time to time:

•	increase our share capital by allotting and issuing new shares in accordance with our articles of association and any relevant shareholder resolution;

•	consolidate all or any of our share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of our shares into shares of a smaller nominal amount (i.e., par value) than our existing shares; or

•	redenominate our share capital or any class of share capital.

Preemptive Rights and New Issuance of Shares

Under the Companies Act, the issuance of equity securities (except shares held under an employees’ share scheme) that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which our shareholders’ approval would be required to renew the exclusion). In this context, “equity securities” means Ordinary Shares (and would exclude shares that, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution), and any and all rights to subscribe for or convert securities into such Ordinary Shares. This differs from U.S. law, under which shareholders generally do not have pre-emptive rights unless specifically granted in the certificate of incorporation or otherwise.

The Board seeks general authority to allot shares on a non-pre-emptive basis at each annual general meeting. Preemptive rights under the Companies Act will not apply in respect of allotment of shares for cash made pursuant to such authority.

Transfer of Shares

Any certificated shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other manner which is permitted by the Companies Act and approved by the Board of Directors. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.

All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

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The Board of Directors may decline to register any transfer of any share unless it is:

•	a fully paid share;

•	a share on which the Company has no lien;

•	in respect of only one class of shares;

•	in favor of a single transferee or not more than four transferees;

•	duly stamped or duly certificated or otherwise shown the satisfaction of the Board of Directors to be exempt from any required stamp duty; or

•	delivered for registration at the Company’s registered office or such other place as the Board of Directors may decide, accompanied by the certificate for the shares to which it relates (other than uncertificated shares) and any other evidence the Board of Directors may reasonably require to provide the title to such share of the transferor.

If the Board of Directors declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged, send to the transferee notice of the refusal.

CREST

CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The Articles of Association are consistent with CREST membership and, among other things, allow for the holding and transfer of shares in uncertificated form.

Shareholder Meetings

Annual General Meetings

In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the Companies Act.

Notice of General Meetings

Subject to certain conditions, holders of Depositary Shares are entitled to receive notices under the terms of the deposit agreement relating to the Depositary Shares.

Quorum of General Meetings

No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Class Meetings

The provisions in the Articles of Association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:

•	no member, other than a member of the Board of Directors, shall be entitled to notice of it or attend such meeting unless he is a holder of shares of that class;

•	the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class;

•	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every shares of the class held by him; and

•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

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Directors

Number of Directors

We may not have less than two directors on our Board of Directors. We have no maximum number of directors, though we may fix a maximum number by ordinary resolution of the shareholders. We may, by ordinary resolution of the shareholders, vary the minimum and any maximum number of directors from time to time.

Appointment of Directors

Subject to the provisions of the Articles of Association, we may, by ordinary resolution of the shareholders, elect any person to be a director, either to fill a casual vacancy or as an addition to the existing board.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the Board of Directors has the power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Board of Directors. Any director appointed by the Board of Directors will hold office only until the earlier to occur of the close of the next following annual general meeting and someone being appointed in his stead at that meeting. Such a director is eligible for re-election at that meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at such meeting.

Rotation of Directors

At every annual general meeting, one-third of the directors or, if their number is not a multiple of three, then the number nearest to and not exceeding one-third, shall retire from office and each director must retire from office at least once every three years. If there are fewer than three directors, one director shall make himself or herself available for re-election.

The directors to retire on each occasion shall be those subject to retirement by rotation who have been longest in office since their last election, but as between persons who became or were re-elected directors on the same day those to retire shall (unless they otherwise agree amongst themselves) be determined by lot.

A director who retires at the annual general meeting shall be eligible for re-election.

The shareholders may, at the meeting at which a director retires, fill the vacated office by electing a person and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost or such director has given notice in writing to us that he is unwilling to be re-elected or such director has attained the retirement age applicable to him as director pursuant to the Companies Act.

Director’s Interests

The Board of Directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests and which may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not, save as otherwise agreed by him, be accountable to us for any benefit which he (or a person connected with him) derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

Subject to the requirements under Sections 175, 177 and 182 of the Companies Act (which require a director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with our interests, and to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with us), and provided that he has disclosed to the Board of Directors the nature and extent of any interest of his in accordance with the Companies Act and the Articles of Association, a director notwithstanding his office:

•	may be a party to, or otherwise interested in, any transaction or arrangement with us or in which we are otherwise interested;

•	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by us or in which we are otherwise interested; and

•	shall not, by reason of his office, be accountable to us for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

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In the case of interests arising where a director is in any way, directly or indirectly, interested in (a) a proposed transaction or arrangement with us or (b) a transaction or arrangement that has been entered into by us and save as otherwise provided by the Articles of Association, such director shall not vote at a meeting of the Board of Directors or of a committee of the Board of Directors on any resolution concerning such matter in which he has a material interest (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, us) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

•	the resolution relates to the giving to him or a person connected with him of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or such a person at the request of or for the benefit of, us or any of our subsidiaries;

•	the resolution relates to the giving of a guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which the director or a person connected with him has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

•	the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares representing one per cent or more of any class of the equity share capital of such company or of the voting rights available to shareholder of such company;

•	the resolution relates in any way to an arrangement for the benefit of our employees or any employees of our subsidiaries which does not award him as such any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

•	the resolution relates in any way to the purchase or maintenance for the directors of insurance; or

•	the resolution is in respect of any matter in which the interest of the director cannot reasonably be regarded as conflicting.

A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

If a question arises at a meeting of the Board of Directors or of a committee of the Board of Directors as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

An interest of a person connected with a director shall be treated as an interest of the director and Section 252 of the Companies Act shall determine whether a person is connected with a director.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the Board of Directors (or for the avoidance of doubt any duly authorized committee of the Board of Directors) provided that the aggregate of all such fees so paid to directors shall not exceed £600,000 per annum, or such larger amount as may from time to time be determined by ordinary resolution of shareholders.

Each director may be paid his reasonable traveling, hotel and other expenses of attending and returning from meetings of the Board of Directors or committees thereof of or general meetings or separate meetings of the holders class of shares or of debentures and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director. Any director who, by request, goes or resides abroad for any purposes required by us or who performs services which in the opinion of the Board of Directors go beyond the ordinary duties of a director may be paid such extra remuneration as the Board of Directors may determine.

An executive director shall receive such remuneration as the Board of Directors may determine, and either in addition to or in lieu of his remuneration as a director as detailed above.

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Age Limitations and Share Ownership

We do not have any age limitations for our directors, nor do we have mandatory retirement as a result of reaching a certain age. Our directors are not required to hold any shares in the Company.

Borrowing Power

Our directors may exercise all the powers of the Company to borrow or raise money and mortgage or charge all or any part of our undertaking, property and assets (present and future), and uncalled capital. Subject to the Companies Act, the directors may also create and issue debentures, other loan stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Our directors are required to restrict the borrowings of the Company to ensure that the aggregate principal amount of borrowings at any one time outstanding and all of its subsidiary undertakings (other than intra-Group borrowing) shall not at any time, without the previous sanction of an ordinary resolution of the Company, exceed two times the gross asset value of the Company and our subsidiaries.

Liability of Biodexa and its Directors and Officers

Subject to the provisions on indemnities set out in Companies Act, every director, alternate director or former director (and of any associated company) shall be entitled to be indemnified out of our assets against all costs and liabilities incurred by him or her in relation to any proceedings or any regulatory investigation or action which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director so long as the indemnities do not cover liability for breach of duty to the Company or cover any fine, costs or related expense in connection with any proceedings for default on the part of the director. Lawful indemnities extend to the provision of funds to him or her by the Company to meet expenditure incurred or to be incurred by him in defending himself in any proceedings (whether civil or criminal) or in connection with an application for statutory relief or in an investigation by a regulatory authority which must however be repaid where such proceedings, application, investigation or action are in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the Company (or any associated company of ours) and he or she is convicted or found in default thereof. Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Under a deed poll declared by us on August 5, 2015, or a Deed of Indemnity, our Board of Directors and our Company Secretary are indemnified against costs and liabilities incurred in connection with their office, other than any liability owed by such person to the Company itself (or any of our associated entities) and other than indemnification for liabilities in certain circumstances, which are prohibited by virtue of the Companies Act. The Deed of Indemnity provides that a director may also be lent sums to finance any relevant defense costs, provided that, in the event such proceedings involve criminal or civil matters in which the person is convicted or has a judgment made against him or her, then such loan must be repaid. Our total aggregate liability of Biodexa under the Deed of Indemnity is £5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to a charter provision, by-law, contract, arrangements, statute or otherwise, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other United Kingdom Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, and we would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

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Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, requiring such person within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares. The Articles of Association specify that a response is required from such person within 14 days after service of any such notice.

Under the Articles of Association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or Default Shares, the directors may by notice direct that:

•	in respect of the Default Shares, the relevant member shall not be entitled to attend or vote (either in person or by proxy) at any general meeting or of a general meeting of the holders of a class of shares or upon any poll or to exercise any right conferred by the Default Shares; and/or

•	where the Default Shares represent at least 0.25% of their class, (a) any dividend (or any part of a dividend) payable in respect of the Default Shares shall be retained by us without liability to pay interest, (b) the shareholder may not be entitled to elect to receive shares instead of a dividend, and (c) no transfers by the relevant member of any Default Shares may be registered (unless the member himself is not in default and the transfer does not relate to Default Shares, the transfer is exempt or that the transfer is permitted under the U.K. Uncertificated Securities Regulations 2001).

Purchase of Own Shares

Under English law, a limited company may only purchase or redeem its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase or redeem its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;

•	determine the maximum and minimum prices that may be paid for the shares; and

•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

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It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers

The Company is a public limited company incorporated in, and with its registered office in, the United Kingdom but its securities are not admitted to trading on a regulated market or multilateral trading facility in the United Kingdom (or a stock exchange in the Channel Islands or the Isle of Man). The City Code shall only apply to the Company if it is considered by the Panel on Takeovers and Mergers, or the Panel, to have its place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test”. The way in which the test for central management and control is applied for the purposes of the City Code may be different from the way in which it is applied by the United Kingdom tax authorities, HMRC. Under the City Code, the Panel typically considers where the majority of the directors of the Company are resident, amongst other factors, for the purposes of determining where the Company has its place of central management and control. Three of the five directors of the Company are currently resident in the United Kingdom and the place of central management and control of the Company is intended, for the time being, to remain in the United Kingdom meaning that the Company and its shareholders will have the benefit of the protections that the City Code affords, including, but not limited to, under Rule 9 of the City Code as set out below.

The City Code is issued and administered by the Panel. The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:

•	acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or

•	who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in us, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and depending on the circumstances, its concert parties would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Notwithstanding the above, the Company may cease to be subject to the City Code in the future if there are any changes that lead to the Company being deemed to no longer have its place of central management and control in the United Kingdom, Channel Islands or the Isle of Man.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our Ordinary Shares or Depositary Shares, other than withholding tax requirements. There is no limitation imposed by English law or in the Articles of Association on the right of non-residents to hold or vote shares.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Our Depositary Shares are deposited pursuant to the Second Amended and Restated Deposit Agreement dated December 18, 2023, among the Company, JPMorgan Chase Bank, N.A., as depositary, ands holders and beneficial owners of American Depositary Receipts, or the Deposit Agreement. The depositary registers and delivers the Depositary Shares. Each Depositary Share represents ownership of 100,000 Ordinary Shares that we will deposit with the custodian, as agent of the depositary, under the Deposit Agreement.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

The Depositary Share-to-share ratio is subject to amendment as provided in the form of American Depositary Receipt, or ADR (which may give rise to fees contemplated by the form of ADR). In the future, each Depositary Share will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.

A beneficial owner is any person or entity having a beneficial ownership interest in Depositary Shares. A beneficial owner need not be the holder of the ADR evidencing such Depositary Share. If a beneficial owner is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such Depositary Shares in order to assert any rights or receive any benefits under the Deposit Agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the Deposit Agreement solely through the holder of the ADR(s) evidencing the Depositary Shares owned by such beneficial owner. The arrangements between a beneficial owner and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.

An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the Depositary Shares evidenced by the ADRs registered in such ADR holder’s name for all purposes under the Deposit Agreement and ADRs. The depositary’s only notification obligations under the Deposit Agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of the Depositary Shares evidenced by such ADR holder’s ADRs.

Unless certificated ADRs are specifically requested, all Depositary Shares will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such Depositary Shares. In our description, references to American depositary receipts or ADRs shall include the statements you will receive that reflect your ownership of Depositary Shares.

You may hold Depositary Shares either directly or indirectly through your broker or other financial institution. If you hold Depositary Shares directly, by having a Depositary Share registered in your name on the books of the depositary, you are a ADR holder. This description assumes you hold your Depositary Shares directly. If you hold the Depositary Shares through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. The laws of England and Wales govern shareholder rights. Because the depositary or its nominee will be the shareholder of record for the Ordinary Share represented by all outstanding Depositary Shares, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the Deposit Agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the Deposit Agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of our Company and the depositary and its agents are also set out in the Deposit Agreement. Because the depositary or its nominee will actually be the registered owner of the Ordinary Shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The Deposit Agreement, the ADRs and the Depositary Shares are governed by the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. Under the Deposit Agreement, as an ADR holder or a beneficial owner of Depositary Shares, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated thereby, may only be instituted in the United States District Court for the Southern District of New York (or, in certain cases, the state courts of New York County, New York), and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the Deposit Agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire form of Deposit Agreement and the form of ADR that contains the terms of your Depositary Shares. You can read a copy of the form of Deposit Agreement, which is filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2024, which is filed with the SEC. You may also obtain a copy of the Deposit Agreement at the SEC’s Public Reference Room, which is currently located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the Annual Report on Form 20-F and the Deposit Agreement on the SEC’s website at http://www.sec.gov.

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Distributions on Deposited Securities, Sales

How will I receive dividends and other distributions on the Ordinary Shares underlying my Depositary Shares?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the Deposit Agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or property under the Deposit Agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary chargeable to holders of Depositary Shares. All sales of securities will be handled by the depositary in accordance with its then current policies. You will receive these distributions in proportion to the number of underlying securities that your Depositary Shares represent. In all instances where the Deposit Agreement or an ADR refers to a “sale” (or words of similar import) of securities or property, the depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by us: (i) the depositary shall, in the event the Deposit Agreement is terminated and the depositary holds deposited securities that are not listed and publicly traded after the termination date of the Deposit Agreement, act in accordance with the termination provisions of the Deposit Agreement and form of ADR in respect of such securities and property; and (ii) in the event the depositary or its custodian receives a distribution other than cash, our Ordinary Shares and/or rights to acquire our Ordinary Shares, and such distribution consists of securities or property that are not distributed by the depositary the depositary will be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the ADR holders. Furthermore, in the event the depositary endeavors to make a sale of Ordinary Shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent that any of the deposited securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the depositary shall make appropriate adjustments in the amounts distributed to the ADR holders issued in respect of such deposited securities. To the extent we or the depositary shall be required to withhold and do withhold from any cash dividend, distribution or net proceeds from sales in respect of any deposited securities an amount on account of taxes, the amount distributed on the Depositary Shares issued in respect of such deposited securities shall be reduced accordingly. To the extent the depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders entitled thereto, the depositary may in its discretion distribute some or all of the foreign currency received by the depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary retains and holds any cash, foreign currency, securities or other property as permitted under the Deposit Agreement, any and all fees, charges and expenses related to, or arising from, the holding thereof shall be paid from such cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in Ordinary Shares, the depositary will issue additional ADRs to evidence the number of Depositary Shares representing such Ordinary Shares. Only whole Depositary Shares will be issued. Any Ordinary Shares that would result in fractional Depositary Shares will be sold and the net proceeds of the public or private sales of such will be distributed in the same manner as cash to the ADR holders entitled thereto.

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•	Rights to receive additional Ordinary Shares. In the case of a distribution of rights to subscribe for additional Ordinary Shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds of the public or private sales of such rights in the same manner as cash to the ADR holders entitled thereto; or

(ii)	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds of public or private sales in the same way it distributes cash.

•	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional Ordinary Shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the Deposit Agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the Ordinary Shares for which no election is made, either (x) cash or (y) additional Depositary Shares representing such additional Ordinary Shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional Depositary Shares. There can be no assurance that ADR holders or beneficial owners of Depositary Shares generally, or any ADR holder or beneficial owner of Depositary Shares in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Ordinary Shares.

If the depositary determines in its sole discretion that any distribution described above is not practicable with respect to any or all ADR holders, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of some or all of any cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such cash, foreign currency, security or other property), and/or it may retain some or all of such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the Depositary Shares will also represent the retained items. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held.

Any U.S. dollars will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).

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Deposit, Withdrawal and Cancellation

How does the depositary issue Depositary Shares?

The depositary will issue Depositary Shares if you or your broker deposit Ordinary Shares or evidence of rights to receive Ordinary Shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

In connection with the deposit of Ordinary Shares, the depositary or its custodian may require the following in a form satisfactory to it: (i) a written order directing the depositary to issue to, or upon the written order of, the person or persons designated in such order Depositary Shares representing such deposited Shares; (ii) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (iii) instruments assigning to the depositary, its custodian or a nominee of either any distribution on or in respect of such deposited shares or indemnity therefor; and (iv) proxies entitling the custodian to vote such deposited shares. The deposited Ordinary Shares and any such additional items are referred to as “deposited securities.” As soon as practicable after the custodian receives deposited securities pursuant to any such deposit or pursuant to a distribution or change affecting deposited securities, the custodian shall present such deposited securities for registration of transfer into the name of the depositary, its custodian or a nominee of either, in each case for the benefit of ADR holders, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

The custodian will hold all deposited securities for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the Ordinary Shares and only have such rights as are contained in the Deposit Agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited securities.

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the beneficial owners of the Depositary Shares representing such deposited securities. Notwithstanding anything else contained herein, in the Deposit Agreement, in the form of ADR and/or in any outstanding Depositary Shares, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holder(s) only of the deposited securities represented by the Depositary Shares for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of Ordinary Shares, receipt of related delivery documentation and compliance with the other provisions of the Deposit Agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of Depositary Shares to which such person is entitled. All of the Depositary Shares issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of Depositary Shares registered in such ADR holder’s name. An ADR holder can request that the Depositary Shares not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel a Depositary Share and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration Depositary Shares, subject to the provisions of or governing our Ordinary Shares (including, without limitation, our governing documents and all applicable laws, rules and regulations), the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Ordinary Shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office (or from the custodian to the extent dematerialized). At your risk, expense and request, the depositary may deliver deposited securities (including any certificates therefor) at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of Ordinary Shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

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Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights,

•	to pay any fees assessed by, or owing to, the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act or be obligated in respect of other matters, all subject to the provisions of the Deposit Agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Ordinary Shares which underlie your Depositary Shares. As soon as practicable after receipt from us of notice of any meeting at which the holders of Ordinary Shares are entitled to vote, or of our solicitation of consents or proxies from holders of Ordinary Shares, the depositary shall fix the Depositary Share record date in accordance with the provisions of the Deposit Agreement, provided that if the depositary receives a written request from us in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of England and Wales, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the Depositary Shares evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of Depositary Shares registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.

Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for The Depositary Trust Company, or DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the Depositary Shares evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.

ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the Deposit Agreement, or for the effect of any such vote. Notwithstanding anything contained in the Deposit Agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules, regulations or requirements of any stock exchange on which the Depositary Shares are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their Depositary Shares through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

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Reports and Other Communications

Will ADR holders be able to view our reports?

The Deposit Agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary in the United States, on the SEC’s internet website or upon request to the depositary (which request may be refused by the depositary at its discretion).

Additionally, if we make any written communications generally available to holders of our Ordinary Shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom Depositary Shares are issued, including, without limitation, issuances against deposits of Ordinary Shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the Depositary Shares or deposited securities, and each person surrendering Depositary Shares for withdrawal of deposited securities or whose Depositary Shares are cancelled or reduced for any other reason, a fee of up to $5.00 for each 100 Depositary Shares (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional fees, charges and expenses shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing Ordinary Shares or by any party surrendering Depositary Shares and/or to whom Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the Depositary Shares or the deposited securities or a distribution of Depositary Shares), whichever is applicable:

•	a fee of up to U.S.$0.05 per Depositary Share held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement;

•	an aggregate fee of up to US$0.05 per Depositary Share per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	an amount for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian, as well as charges and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the Ordinary Shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee of up to $0.05 per Depositary Share held for the direct or indirect distribution of securities (other than Depositary Shares or rights to purchase additional Depositary Shares) or the net cash proceeds from the public or private sale of such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the depositary, us and/or any third party (which fee may be assessed against ADR holders as of a record date set by the depositary);

•	stock transfer or other taxes and other governmental charges;

•	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com“) and any applicable delivery expenses (which are payable by such persons or ADR holders);

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement.

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To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within the banking division of JPMorgan Chase Bank, N.A., or the Bank, and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.

The foreign exchange rate applied to a foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of a foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, ADR holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or Depositary Share or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the Deposit Agreement.

We will pay all other fees, charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the Deposit Agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.

The fees and charges described above may be amended from time to time by agreement between us and the depositary.

The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary may also agree to reduce or waive certain fees that would normally be charged on Depositary Shares issued to or at the direction of, or otherwise held by, us and/or certain holders and beneficial owners and holders and beneficial owners of Ordinary Shares of ours. The depositary collects its fees for issuance and cancellation of Depositary Shares directly from investors depositing Ordinary Shares or surrendering Depositary Shares for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of Depositary Shares. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the Deposit Agreement are due in advance and/or when declared owing by the depositary.

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Payment of Taxes

ADR holders and/or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any Depositary Share or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the Depositary Shares evidenced thereby or any distribution thereon such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any Depositary Shares evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current or former ADR holders and beneficial owners, each ADR holder and beneficial owner, and each prior ADR holder and beneficial owner, by holding or owning, or having held or owned, an ADR or an interest in Depositary Shares acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or prior beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. Neither we nor the depositary nor any of our or its respective agents, shall be liable to ADR holders or beneficial owners of the Depositary Shares for failure of any of them to comply with applicable tax laws, rules and/or regulations.

As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of Depositary Shares or the termination of the Deposit Agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of Ordinary Shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell by public or private sale any securities or property received and distribute the proceeds as cash; or

•	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each Depositary Share will then represent a proportionate interest in such property.

Amendment and Termination

How may the Deposit Agreement be amended?

We may agree with the depositary to amend the Deposit Agreement and the Depositary Shares without your consent for any reason. ADR holders must be given at least thirty (30) days’ notice of any amendment that imposes or increases any fees on a per Depositary Share basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder or beneficial owner continues to hold an ADR or ADRs, or an interest therein, after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the Deposit Agreement as so amended. No amendment, however, will impair your right to surrender your Depositary Shares and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

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Any amendments or supplements that (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the Depositary Shares or Ordinary Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations that would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the Deposit Agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

How may the Deposit Agreement be terminated?

The depositary may at any time, and shall at our written direction, terminate the Deposit Agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least thirty (30) days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the Deposit Agreement within sixty (60) days of the date of such resignation, and (ii) been removed as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the Deposit Agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the Deposit Agreement, the depositary may terminate the Deposit Agreement (a) without notifying us, but subject to giving thirty (30) days’ notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy, liquidation proceedings or insolvency, (ii) if our Depositary Shares are delisted from a “national securities exchange” (that has registered with the Commission under Section 6 of the Securities Exchange Act of 1934, as amended), (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, (iv) there are no deposited securities with respect to Depositary Shares remaining, including if the deposited securities are cancelled, or the deposit securities have been deemed to have no value, or (v) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, and (b) immediately without prior notice to the Company, any ADR holder or beneficial owner or any other person if (i) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (ii) the depositary would be subject to liability under or pursuant to any law, rule or regulation, or (iii) required by any governmental authority or body, in each case under (b) as determined by the depositary in its reasonable discretion.

If our Ordinary Shares are not listed and publicly traded on a stock exchange or in a securities market as of the date so fixed for termination or if, for any reason, the depositary does not sell the deposited securities, then after such date fixed for termination, the depositary shall use its reasonable efforts to ensure that the Depositary Shares cease to be eligible for settlement within DTC and that neither DTC nor any of its nominees shall thereafter be an ADR holder. At such time as the Depositary Shares cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, to the extent we are not, to the depositary’s knowledge, insolvent or in bankruptcy or liquidation, the depositary shall (A) cancel all outstanding ADRs; (B) request DTC to provide the depositary with information on those holding Depositary Shares through DTC and, upon receipt thereof, revise the ADR register to reflect the information provided by DTC; (C) instruct its custodian to deliver all deposited securities to us, a subsidiary or affiliate of ours (the company representative) or an independent trust company engaged by us (the trustee) to hold those deposited securities in trust for the beneficial owners of the ADRs if we are not permitted to hold any of the deposited securities under applicable law and/or we have directed the depositary to deliver such deposited securities to the company representative or trustee along with a stock transfer form and/or such other instruments of transfer covering such deposited securities as are needed under applicable law, in either case referring to the names set forth on the ADR register and (D) provide us with a copy of the ADR register.

Upon receipt of any instrument of transfer covering such deposited securities and the ADR Register, we have agreed that we will, depending on what is legally required under local law, either deliver to each person reflected on such ADR register appropriate documentation to effect the transfer to such persons of the deposited securities previously represented by the Depositary Shares evidenced by their ADRs, approve the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable), procure the relevant updates to the register of members of the Company to reflect the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable) and provide the depositary with a certified copy of the updated register of our shareholders.

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To the extent the depositary reasonably believes that we are insolvent, or if we are in receivership, have filed for bankruptcy and/or are otherwise in restructuring, administration or liquidation, and in any such case the deposited securities are not listed and publicly traded on a securities exchange after the termination date, or if, for any reason, the depositary believes it is not able to or cannot practicably sell the deposited securities promptly and without undue effort, the deposited securities shall be deemed to have no value (and such holder shall be deemed to have instructed the depositary that the deposited securities have no value). The depositary may (and, by holding an ADR or an interest therein, all holders irrevocably consent and agree that the depositary may) instruct its custodian to deliver all deposited securities to us (acting, as applicable by an administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify us that the deposited securities are surrendered for no consideration. The Deposit Agreement requires us, subject to applicable law, to promptly accept the surrender of the deposited securities for no consideration and deliver to the depositary a written notice confirming (A) the acceptance of the surrender of the deposited securities for no consideration and (B) the cancellation of such deposited securities. Promptly after notifying us that the deposited securities are surrendered for no consideration and irrespective of whether we haves complied with the immediately preceding sentence, the depositary shall notify ADR holders that their Depositary Shares have been cancelled with no consideration being payable to such ADR holders.

Upon the depositary’s compliance with the provisions of any of the above three paragraphs, the depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs.

If our Ordinary Shares are listed and publicly traded on a securities exchange and the depositary believes that it is able, permissible and practicable to sell the deposited securities without undue effort, then the depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the deposited securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the holders entitled thereto. After making such sale, the depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders, beneficial owners and others

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Ordinary Shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the Deposit Agreement;

•	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the Deposit Agreement and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the Deposit Agreement or as the depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.

The issuance of ADRs, the acceptance of deposits of Ordinary Shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Ordinary Shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed required, necessary or advisable by the depositary for any reason provided that the ability to withdraw Ordinary Shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Ordinary Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. The depositary may close the ADR register (and/or any portion thereof) at any time or from time to time when deemed expedient by it.

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The Deposit Agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the Deposit Agreement is intended to constitute a waiver or limitation of any rights that ADR holders or beneficial owners may have under the Securities Act or the Securities Exchange Act of 1934, to the extent applicable. The Deposit Agreement provides that each of us, the depositary and our respective directors, officers, employees, agents and affiliates will:

•	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the United States, England, Wales or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance our, the depositary’s or our respective directors’, officers’, employees’, agents’ or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or the ADRs provide shall be done or performed by any such party (including, without limitation, voting);

•	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the Deposit Agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•	incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations specifically set forth in the Deposit Agreement and ADRs without gross negligence or willful misconduct;

•	in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the Depositary Shares or the ADRs;

•	in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the Depositary Shares or the ADRs, which in our or our agents’ opinion, as the case may be, may involve us in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested;

•	not be liable (including, without limitation, to ADR holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Ordinary Shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, from us; or

•	may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners.

The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the Deposit Agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JP Morgan. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

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The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of England, Wales, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. None of us, the depositary, the custodian or any of our or their respective directors, officers, employees, agents or affiliates shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or Depositary Shares.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the Deposit Agreement, or for the effect of any such vote. The depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the Deposit Agreement or the form of ADR, in accordance with the depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the depositary. Specifically, the depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by us or any other party, including any share registrar, transfer agent or other agent appointed by us, the depositary or any other party, to process any transfer, delivery or distribution of cash, shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.

We have agreed to indemnify the depositary under certain circumstances and the depositary has agreed to indemnify us under certain circumstances.

Notwithstanding any other provision of the Deposit Agreement or the ADRs to the contrary, neither we nor the depositary, nor any of their respective agents shall be liable to the other for any indirect, special, punitive or consequential damages or lost profits, in each case of any form incurred by any of them or any other person or entity (including, without limitation, holders and beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought, collectively Special Damages, except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, holders and beneficial owners) against the depositary or its agents acting under the Deposit Agreement, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.

In the Deposit Agreement each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Ordinary Shares or other deposited securities, the Depositary Shares or the ADRs, the Deposit Agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

No provision of the Deposit Agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Securities Act or Exchange Act, to the extent applicable.

The depositary and its agents may own and deal in any class of securities of our Company and our affiliates and in Depositary Shares.

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Disclosure of Interest in Depositary Shares

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other Ordinary Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof We reserve the right to instruct ADR holders (and through any such ADR holder, the beneficial owners of Depositary Shares evidenced by the ADRs registered in such ADR holder’s name) to deliver their Depositary Shares for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the ADR holder and/or beneficial owner of Depositary Shares as a holder of shares and, by holding a Depositary Share or an interest therein, ADR holders and beneficial owners of Depositary Shares will be agreeing to comply with such instructions.

Each ADR holder agrees to provide such information as the Company may request in a disclosure notice, or a Disclosure Notice, given pursuant to the Companies Act or the Articles of Association of the Company. Each ADR holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the underlying Ordinary Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently may include, subject to the granting of an appropriate order by the court, the withdrawal of the voting rights of such Ordinary Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Ordinary Shares. In addition, each ADR holder agrees to comply with the provisions of the Disclosure Guidance and Transparency Rules published by the United Kingdom Financial Conduct Authority (as amended from time to time) with regard to the notification to the Company of interests in Ordinary Shares underlying Depositary Shares and certain financial instruments, which currently provide, inter alia, that an ADR holder must notify the Company of the percentage of its voting rights he holds as a shareholder or holds or is deemed to hold through his direct or indirect holding of certain financial instruments (or a combination of such holdings) if the percentage of those voting rights reaches, exceeds or falls below specified thresholds.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our Company or a matter relating to the Deposit Agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the Deposit Agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any Depositary Shares or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Deposit Agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the Deposit Agreement and the applicable ADR or ADRs,

•	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

•	acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, or beneficial owners may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of the Depositary Shares evidenced by such ADR holder’s ADRs. For all purposes under the Deposit Agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the Depositary Shares evidenced by such ADRs.

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Consent to Jurisdiction

In the Deposit Agreement, we have submitted to the non-exclusive jurisdiction of the state and federal courts in New York, New York and appointed an agent for service of process on our behalf. Any action based on the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in England and/or Wales, the United States and/or any other court of competent jurisdiction.

Under the Deposit Agreement, by holding or owning an ADR or Depositary Share or an interest therein, holders and beneficial owners each irrevocably agree that (i) any legal suit, action or proceeding against or involving holders or beneficial owners brought by us or the depositary, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or Depositary Share or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and (ii) any legal suit, action or proceeding against or involving us and/or the depositary brought by holders or beneficial owners, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby, including, without limitation, claims under the Securities Act may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (a) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (b) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). In the Deposit Agreement each holder and beneficial owner irrevocably waives any objection which it may at any time have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

Jury Trial Waiver

In the Deposit Agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, Depositary Shares or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the Ordinary Shares or other deposited securities, the Depositary Shares or the ADRs, the Deposit Agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial in the Deposit Agreement is not intended to be deemed a waiver by any holder or beneficial owner of our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Certain United Kingdom Tax Considerations

The following is a general summary of certain United Kingdom tax considerations relating to the ownership and disposal of our Ordinary Shares or Depositary Shares and does not address all possible tax consequences relating to an investment in our Ordinary Shares or Depositary Shares. It is based on United Kingdom tax law and generally published His Majesty’s Revenue & Customs, or HMRC, practice as of the date of this prospectus, both of which are subject to change, possibly with retrospective effect.

Save as provided otherwise, this summary applies only to a person who is the absolute beneficial owner of our Ordinary Shares or Depositary Shares and who is at all relevant times resident (and, in the case of an individual, long-term resident) in the United Kingdom for tax purposes and who is not and has not been resident for tax purposes in any other, or a U.K. Holder. A person who is not a U.K. Holder or who is resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, is recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under United Kingdom tax law. In particular this summary:

•	only applies to an absolute beneficial owner of Ordinary Shares or Depositary Shares and any dividend paid in respect of that Ordinary Share where the dividend is regarded for United Kingdom tax purposes as that person’s own income (and not the income of some other person); and

•	(a) only addresses the principal United Kingdom tax consequences for an investor who holds Ordinary Shares or Depositary Shares as a capital asset, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as a dealer, broker or trader in shares or securities and any other person who holds Ordinary Shares or Depositary Shares otherwise than as an investment, (c) does not address the tax consequences for a holder that is a financial institution, insurance company, collective investment scheme, pension scheme, charity or tax-exempt organization or a person for whom income or capital returns in relation to their Ordinary Shares or Depositary Shares may be treated as carried interest, (d) assumes that a holder is not an officer or employee of the company (nor of any related company) and has not (and is not deemed to have) acquired the Ordinary Shares or Depositary Shares by reason of an office or employment, and (e) assumes that a holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of Depositary Shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the company, and is not otherwise connected with the company.

This summary further assumes that a holder of Depositary Shares is the beneficial owner of the underlying Ordinary Shares for United Kingdom direct tax purposes.

POTENTIAL INVESTORS IN THE ORDINARY SHARES OR DEPOSITARY SHARES SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER UNITED KINGDOM TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES OR DEPOSITARY SHARES, IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

Taxation of Dividends

Withholding Tax. The Company is not required to withhold United Kingdom tax when paying a dividend.

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An individual holder of Ordinary Shares or Depositary Shares who is not a U.K. Holder will not generally be chargeable to United Kingdom income tax on a dividend paid by the Company, unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to United Kingdom income tax on a dividend received from the Company.

A dividend received by an individual U.K. Holder will be subject to United Kingdom income tax. The rate of United Kingdom income tax that is chargeable on dividends received in the United Kingdom tax year 2025/2026 by an individual U.K. Holder who is (i) an additional rate taxpayer is 39.35%, (ii) a higher rate taxpayer is 33.75%, and (iii) a basic rate taxpayer is 8.75%. For the United Kingdom tax year 2026/2027, the applicable rate remains 39.35% for an additional rate taxpayer, but has increased to 35.75% for a higher rate taxpayer and to 10.75% for a basic rate taxpayer. An individual U.K. Holder may be entitled to a tax-free dividend allowance (in addition to their personal allowance), currently of £500 for the tax year 2025/2026 and remaining at this level for the tax year 2026/2027, being the amount of dividend income that the relevant individual can receive before United Kingdom income tax is payable. Dividends within the dividend allowance will still count towards the relevant individual's basic, higher or additional rate bands, however. An individual’s dividend income is treated as the top slice of their total income that is chargeable to United Kingdom income tax. Dividends which are covered by an individual’s personal income tax allowance do not count towards and are ignored for the dividend allowance.

Corporation Tax. A U.K. Holder within the charge to United Kingdom corporation tax may be entitled to exemption from United Kingdom corporation tax in respect of dividend payments in respect of an Ordinary Share. If the conditions for the exemption are not satisfied or such U.K. Holder elects for an otherwise exempt dividend to be taxable, United Kingdom corporation tax will be chargeable on the dividend. The main rate of corporation tax of 25% applies to companies with profits in excess of £250,000, with a lower rate of corporation tax of 19% applying to certain companies with profits of up to £50,000, and a marginal scaled rate between 19% and 25% applying to certain companies with profits between £50,000 and £250,000. The availability of these lower and marginal rates may be affected by the number of associated companies a company has and the thresholds may be proportionately reduced in respect of accounting periods of less than 12 months. If potential investors are in any doubt as to their position, they should consult their own professional advisers.

A corporate holder of Ordinary Shares or Depositary Shares that is not a U.K. Holder will not generally be subject to United Kingdom corporation tax on a dividend received from the company, unless it carries on (whether solely or in partnership) a trade in the United Kingdom through a permanent establishment to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on its particular circumstances and if the exemption from United Kingdom corporation tax discussed above does not apply, be chargeable to United Kingdom corporation tax on dividends received from the Company.

Taxation of Chargeable Gains

U.K. Holders. A disposal or deemed disposal of Ordinary Shares or Depositary Shares by an individual U.K. Holder may, depending on his or her individual circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of United Kingdom capital gains tax. The principal factors that will determine the capital gains tax position on a disposal of Ordinary Shares or Depositary Shares are the extent to which the holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level at which the annual exempt amount for United Kingdom capital gains tax (the “annual exempt amount”) is set by the United Kingdom government for that tax year. The current annual exempt amount is £3,000. If, after all allowable deductions, an individual U.K. Holder’s total taxable income for the relevant tax year exceeds the basic rate income tax band, any taxable capital gain accruing on a disposal of an Ordinary Share or a Depositary Shares is taxed at the rate of 24%. Where a U.K. Holder’s total taxable income is within or less than the basic rate income tax band, any taxable capital gain accruing on a disposal of our Ordinary Shares or Depositary Shares may be taxed at the rate of 18% or the rate of 24% or at a combination of both rates.

An individual U.K. Holder who ceases to be resident in the United Kingdom (or who fails to be regarded as resident in a territory outside the United Kingdom for the purposes of double taxation relief) for a period of five calendar years or less and who disposes of Ordinary Shares or Depositary Shares during that period of temporary non-United Kingdom residence may be liable to United Kingdom capital gains tax on a chargeable gain accruing on such disposal on his or her return to the United Kingdom (or upon ceasing to be regarded as resident outside the United Kingdom for the purposes of double taxation relief) (subject to available exemptions or reliefs).

A disposal (or deemed disposal) of Ordinary Shares or Depositary Shares by a corporate U.K. Holder may give rise to a chargeable gain or an allowable loss for such holder for the purpose of United Kingdom corporation tax.

Any gain or loss in respect of currency fluctuations over the period of holding Ordinary Shares or Depositary Shares is also brought into account on a disposal.

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Non-U.K. Holders. An individual holder who is not a U.K. Holder will not generally be liable to United Kingdom capital gains tax on capital gains realized on the disposal of Ordinary Shares or Depositary Shares unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which the Ordinary Shares or Depositary Shares are attributable (assuming that the Company is not treated as deriving 75% or more of its gross asset value from interests in or rights over United Kingdom real estate). In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to United Kingdom capital gains tax on chargeable gains arising from a disposal of his or her Ordinary Shares or Depositary Shares.

A corporate holder of Ordinary Shares or Depositary Shares that is not a U.K. Holder will not generally be liable for United Kingdom corporation tax on chargeable gains realized on the disposal of Ordinary Shares or Depositary Shares unless it carries on (whether solely or in partnership) a trade in the United Kingdom through a permanent establishment to which the Ordinary Shares or Depositary Shares are attributable (assuming that the Company is not treated as deriving 75% or more of its gross asset value from interests in United Kingdom real estate). In these circumstances, a disposal (or deemed disposal) of Ordinary Shares or Depositary Shares by such holder may give rise to a chargeable gain or an allowable loss for the purposes of United Kingdom corporation tax.

Inheritance Tax

If for the purposes of the Double Taxation Relief (Taxes on Estates of Deceased Persons and on Gifts) Treaty United States of America Order 1979 (SI 1979/1454) between the United States and the United Kingdom an individual holder is at the time of their death or a transfer made during their lifetime, domiciled in the United States (and not treated as domiciled in the United Kingdom (including, from April 6, 2025 onwards, as a result of being a long-term United Kingdom resident)) and is not a national of the United Kingdom, any Ordinary Shares or Depositary Shares beneficially owned by that holder should not generally be subject to United Kingdom inheritance tax, provided that any applicable United States federal gift or estate tax liability is paid, except where (i) the Ordinary Shares or Depositary Shares are part of the business property of a United Kingdom permanent establishment or pertains to a United Kingdom fixed base used for the performance of independent personal services; or (ii) the Ordinary Shares or Depositary Shares are comprised in a settlement unless, at the time the settlement was made, the settlor was domiciled in the United States and not a national of the United Kingdom (in which case no charge to United Kingdom inheritance tax should generally apply).

Stamp Duty and Stamp Duty Reserve Tax

The United Kingdom stamp duty treatment, or stamp duty, and United Kingdom stamp duty reserve tax, or SDRT, treatment of the issue and transfer of, and the agreement to transfer, an Ordinary Share outside a depositary receipt system or a clearance service is discussed in the paragraphs under “General” below. The stamp duty and SDRT treatment of such transactions in relation to such systems is discussed in the paragraphs under “Depositary Receipt Systems and Clearance Services” below.

General

An agreement to transfer an Ordinary Share will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. SDRT is, in general, payable by the purchaser.

Subject to an exemption for certain low value transactions properly certified as being for consideration of less than £1,000, an instrument transferring an Ordinary Share would be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the next £5). The purchaser is liable to HMRC for the payment of the stamp duty (if any). Under current HMRC guidance, no stamp duty should be payable on a written instrument transferring a Depositary Share or on a written agreement to transfer a Depositary Share, on the basis that the Depositary Share is not regarded as either “stock” or a “marketable security” for United Kingdom stamp duty purposes.

If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional) any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is canceled to avoid a double charge as the stamp duty has been paid.

No SDRT or stamp duty is chargeable in respect of shares that are admitted to trading on a “recognized growth market” and not listed on any “recognized stock exchange,” or the AIM Exemption. Following the cancellation of admission of the Ordinary Shares on AIM, the AIM Exemption no longer applies.

Depositary Receipt Systems and Clearance Services

Legislative changes with effect from January 1, 2024 have made clear that an issue of Ordinary Shares to a clearance service (such as, in our understanding, DTC) or a depositary receipt system will not attract a 1.5% stamp duty or SDRT charge. Similarly, transfers or agreements to transfer shares to (or to a nominee for) a clearance service or depositary receipt system should not attract a 1.5% stamp duty or SDRT charge provided the conditions to be treated as an exempt capital raising instrument or exempt listing instrument or as applicable an exempt capital-raising transfer or exempt listing transfer. If these conditions are not met in relation to such a transfer, a 1.5% charge may arise. Broadly speaking, these legislative changes put on a statutory footing, following the United Kingdom's exit from European Union, the position that previously applied in practice in light of case law of the Court of Justice of the European Union and United Kingdom tax tribunals and HMRC published practice.

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It is our understanding that DTC has not to date made an election under section 97A(1) of the Finance Act 1986 to elect for SDRT to be chargeable in respect of transfers within DTC. On that basis, paperless transfers within DTC should not attract a charge to SDRT.

Any liability for stamp duty or SDRT in respect of a transfer into a clearance service or depositary receipt system, or in respect of a transfer within such a service, which does arise, will strictly be accountable to HMRC by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will, in practice, be payable by the participants in the clearance service or depositary receipt system.

Certain United States Taxation Matters

The following discussion describes the material United States federal income tax considerations to U.S. Holders (as defined below) under present law of the purchase, ownership and disposition of the Depositary Shares and the warrants. This discussion is based on the United States Internal Revenue Code of 1986, as amended, or the Code, for purposes of this discussion, in effect as of the date of this prospectus and on United States Treasury Regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

This discussion applies only to U.S. Holders that hold the Depositary Shares and the warrants as capital assets for United States federal income tax purposes. It does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase the Depositary Shares and the warrants by any particular investor. In particular, this discussion does not address tax considerations applicable to a U.S. Holder that may be subject to special tax rules, including, without limitation, a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, banks, thrifts, or other financial institutions, an insurance company, a tax-exempt organization, a person that holds the Depositary Shares or the warrants as part of a hedge, straddle or conversion transaction for tax purposes, a person whose functional currency for tax purposes is not the United States dollar, certain former citizens or residents of the United States or a person that owns directly, indirectly or constructively shares representing 10% or more of our shares by vote or value. Moreover, this description does not address the United States federal estate, gift, or alternative minimum tax consequences, or any state, local or non-U.S. tax consequences, of the acquisition, ownership and disposition of the Depositary Shares or warrants. In addition, the discussion does not address tax consequences to an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes that holds Depositary Shares or warrants, or a partner in or owner of such partnership or other pass-through entity. The United States federal income tax treatment of each partner of such partnership or owner of such pass-through entity generally will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Prospective purchasers that are partners in a partnership or owners of a pass-through entity holding Depositary Shares or warrants are urged to consult their own tax advisers.

The discussion below of the United States federal income tax consequences to “U.S. Holders” will apply to an investor that is a beneficial owner of Depositary Shares or warrants and that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	any trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

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For U.S. federal income tax purposes, a beneficial owner of Depositary Shares generally will be treated as the owner of the underlying Ordinary Shares represented by such Depositary Shares. Accordingly, deposits or withdrawals of the underlying Ordinary Shares for Depositary Shares generally will not be subject to United States federal income tax. The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. The United States Treasury has expressed concerns that parties to whom Depositary Shares are released before shares are delivered to the depositary or intermediaries in the chain of ownership between the U.S. Holder of a Depositary Share and the issuer of the security underlying the Depositary Share may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of Depositary Shares. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain noncorporate U.S. Holders. As a result, the creditability of non-U.S. withholding taxes (if any), and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries. Accordingly, U.S. persons considering an investment in Depositary Shares are generally taxed in the same manner as a U.S. Holder of Depositary Shares, should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Depositary Shares, including the applicability of United States federal, state and local tax laws and non-United States tax laws.

You are urged to consult your tax advisors about the application of the United States federal income tax rules to your particular circumstances as well as the state, local, non-United States and other tax consequences of the purchase, ownership and disposition of the Depositary Shares and warrants.

Passive Foreign Investment Company Considerations

A foreign corporation is a PFIC if either (1) 75% or more of its gross income for the taxable year is passive income or (2) the average percentage of assets held by such corporation during the taxable year that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

Based upon estimates with respect to its income, assets, and operations, it is expected that we will not be a PFIC for the current taxable year. However, because the determination of PFIC status must be made on an annual basis after the end of the taxable year and will depend on the composition of the income and assets, as well as the nature of the activities, of our activities and those of our subsidiaries from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

If we were to be classified as a PFIC for any taxable year in which a U.S. holder held the Depositary Shares, various adverse United States tax consequences could result to such U.S. holders, including taxation of gain on a sale or other disposition of the shares of the corporation, Depositary Shares at ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares, Depositary Shares. Unless a U.S. holder of PFIC shares elects, in either case if eligible, to be taxed annually on a mark-to-market basis or makes a “qualified electing fund,” or QEF, election and certain other requirements are met, gain realized on the sale or other disposition of PFIC shares would generally not be treated as capital gain. Instead, the U.S. holder would be treated as if the U.S. holder had realized such gain ratably over the holder’s holding period for such securities. The amounts allocated to the taxable year of sale or other disposition and to any year before the foreign corporation became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such year, together with an interest charge in respect of the tax attributable to each such year. Similar rules apply to the extent any distribution in respect of PFIC shares exceeds 125% of the average annual distribution on such PFIC securities received by the shareholder during the preceding three years or holding period, whichever is shorter. With certain exceptions, a foreign corporation is treated as a PFIC with respect to a shareholder (or warrant holder, as applicable) if the corporation was a PFIC with respect to such holder at any time during the holder’s holding period of the foreign corporation’s stock or warrants. Dividends paid to with respect to shares of a PFIC are not eligible for the special tax rates applicable to qualified dividend income of certain non-corporate holders. Instead, such dividend income is taxable at rates applicable to ordinary income.

If we were to be treated as a PFIC, the tax consequences described above could be avoided by a “mark-to-market” election with respect to the Depositary Shares. A U.S. holder making a “mark-to-market” election (assuming the requirements for such an election are satisfied) generally would (i) be required to include as ordinary income the excess of the fair market value of the Depositary Shares on the last day of the U.S. holder’s taxable year over the U.S. holder’s adjusted tax basis in such Depositary Shares and (ii) be allowed a deduction in an amount equal to the lesser of (A) the excess, if any, of the U.S. holder’s adjusted tax basis in the Depositary Shares over the fair market value of such Depositary Shares on the last day of the U.S. holder’s taxable year or (B) the excess, if any, of the amount included in income because of the election for prior taxable years over the amount allowed as a deduction because of the election for prior taxable years. In addition, upon a sale or other taxable disposition of Depositary Shares, a U.S. holder would recognize ordinary income or loss (which loss could not be in excess of the amount included in income because of the election for prior taxable years over the amount allowed as a deduction because of the election for prior taxable years). If we were to be treated as a PFIC, different rules would apply to a U.S. holder making a QEF election with respect to Depositary Shares. However, we do not intend to prepare or provide the information necessary for U.S. holders to make a QEF election.

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If we are a PFIC for any taxable year during which a U.S. Holder holds the Depositary Shares, the Pre-Funded Warrants, or the Series L Warrants, each such U.S. Holder generally will be required to file an annual information return on IRS Form 8621 containing such information as the United States Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to United States federal income tax.

The United States federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their tax advisors with respect to the purchase, ownership and disposition of the Depositary Shares, the Pre-Funded Warrants, and the Series L Warrants, the availability of the mark-to-market election and whether making the election would be advisable in their particular circumstances, and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the Depositary Shares, the Pre-Funded Warrants, and the Series L Warrants.

Taxation of the Depositary Shares

Dividends and Other Distributions on the Depositary Shares. Subject to the discussion above under the heading “-Passive Foreign Investment Company Considerations”, generally the gross amount of distributions made by us, if any, to a U.S. Holder with respect to the Depositary Shares, before reduction for any non-U.S. taxes withheld therefrom, will be includable in gross income as a dividend to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). To the extent, if any, that the amount of any cash distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of such U.S. Holder’s tax basis in its Depositary Shares, and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under United States federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. A dividend in respect of the Depositary Shares will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other United States corporations. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on Depositary Shares applicable to long term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, such reduced rate shall not apply if we are a PFIC for the taxable year in which we pay a dividend, or were a PFIC in the preceding taxable year. As indicated in the section titled “Dividend Policy” herein, we intend to retain any earnings for use in our business and do not currently intend to pay dividends on our Ordinary Shares.

Subject to the paragraph below, dividends generally will constitute income from sources outside the United States, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” Dividend payments may be made without withholding or deduction for or on account of United Kingdom tax.

Notwithstanding the paragraph above, if 50% or more of the Depositary Shares are treated as held by United States persons, we will be treated as a “U.S.-owned foreign corporation.” In that case, dividends may be treated for United States. foreign tax credit purposes as income from sources outside the United States to the extent paid out of our non-United States source earnings and profits, and as income from sources within the United States to the extent paid out of our United States source earnings and profits. There can be no assurance that we will not be treated as a United States-owned foreign corporation. If the dividends are taxed at the lower tax rates generally applicable to long-term capital gains (as discussed above), the amount of the dividend taken into account for purposes of calculating the United States foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the preferential rate divided by the highest rate of tax normally applicable to dividends. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult their tax advisors to determine whether and to what extent such U.S. Holder will be entitled to a foreign tax credit.

Taxation of Dispositions of Depositary Shares. Subject to the discussion above under “—Passive Foreign Investment Company Considerations”, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Depositary Share equal to the difference between the amount realized (the amount of cash (in U.S. dollars) plus the fair market value of any property received) for the Depositary Share and such U.S. Holder’s tax basis (in U.S. dollars) in the Depositary Share. The gain or loss will generally be capital gain or loss. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Depositary Shares were held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as United States source income or loss for United States foreign tax credit purposes.

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Taxation of Warrants

Exercise of Warrants. A U.S. Holder should not recognize gain or loss on the exercise of a warrant and related receipt of an Ordinary Share upon exercise of the warrant, or Warrant Share, (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such warrant, plus (b) the exercise price paid by such U.S. Holder on the exercise of such warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If we are a PFIC, a U.S. Holder’s holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Warrant Share.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Disposition of Warrants. A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise. Upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to Warrants. Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See above for a more detailed discussion of the rules applicable to distributions made by us in the section entitled “Dividends and Other Distributions on the Depositary Shares”).

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on our Depositary Shares or warrants or on the sale or retirement of a Depositary Share or warrant.

Tax on Net Investment Income

An additional 3.8% Medicare tax may be imposed on some or all of such U.S. Holder’s “net investment income.” Net investment income generally includes income from the Depositary Shares unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this Medicare tax may have, if any, on your acquisition, ownership or disposition of the Depositary Shares and the warrants.

Information Reporting and Backup Withholding

Distributions with respect to Depositary Shares and proceeds from the sale, exchange or disposition of Depositary Shares or warrants may be subject to information reporting to the IRS, and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the United States information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

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Foreign Financial Asset Information Reporting

U.S. Holders who are either individuals or certain domestic entities may be required to submit certain information to the IRS with respect to such holder’s beneficial ownership of the Depositary Shares or warrants, if such Depositary Shares or warrants are not held on such holder’s behalf by a financial institution, as our ordinary shares are considered “specified foreign financial assets.” This law also imposes penalties and potential other adverse tax consequences if a U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders are urged to consult their tax advisors regarding the potential information reporting obligations that may be imposed with respect to the ownership and disposition of the Depositary Shares or warrants.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR SECURITIES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares represented by Depositary Shares covered by this prospectus on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Depositary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Depositary Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Brown Rudnick LLP, London, United Kingdom has passed upon certain legal matters regarding the securities offered hereby.

EXPERTS

The financial statements as of December 31, 2024 and 2025, and for the years then ended, incorporated by reference into this prospectus and in the registration statement, have been so incorporated in reliance on a report PKF Littlejohn LLP, an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the years ended December 31, 2024 and 2025 contain an explanatory paragraph regarding our ability to continue as a going concern.

PKF Littlejohn LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements of Biodexa Pharmaceuticals PLC as of December 31, 2023, and for each of the three years in the period then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on a report of Forvis Mazars LLP (then-named Mazars LLP), an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2023, contains an explanatory paragraph in Note 2 regarding our ability to continue as a going concern.

Forvis Mazars LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the Ordinary Shares represented by Depositary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares and the Depositary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our “insiders” are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, information statements and other information regarding issuers at http://www.sec.gov. You can review our SEC filings and the registration statement by accessing this website. Copies of certain information filed by us with the SEC are also available on our website at http://www.biodexapharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities under this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026;

•	our Reports on Form 6-K and any amendments thereto furnished to the SEC on January 5, 2026, January 6, 2026, February 4, 2026, and March 18, 2026, that we incorporate by reference into this prospectus; and

•	the description of our Ordinary Shares and Depositary Shares contained in our registration statement on Form 8-A, originally filed with the SEC on December 2, 2015, and as amended on April 30, 2021 (including any amendments and reports filed for the purpose of updating such description).

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We may incorporate by reference into this prospectus, any Form 6-K meeting the requirements of Form F-1 which is submitted to the SEC after the date of this prospectus and before the date of termination of this offering. Any such Form 6-K which we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated or deemed to be incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Biodexa Pharmaceuticals PLC

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

+44

29 2048 0180

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of England and Wales. All of our directors and officers of are residents of jurisdictions outside the United States. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets, and all or a substantial portion of the assets of our directors and officers, are located outside of the United States. As a result, it may be difficult for you to serve legal process on us or our directors or have any of them appear in a U.S. court.

We understand that in England it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in England will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment. In addition, the United States and the United Kingdom have not currently entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

We have appointed Donald J. Puglisi of Puglisi & Associates as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

EXPENSES OF THE OFFERING

The following table sets forth the expenses payable by us in connection with the sale and distribution of the securities being registered hereby. All amounts shown, other than the SEC registration fee, are estimates:

SEC registration fee	$568
Printing and engraving	$5,000
Accounting services	$15,000
Legal fees and expenses	$50,000
Miscellaneous	$5,000
Total	$75,568

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MARCH 30, 2026